UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

______________________

Date of Report (Date of earliest event reported):      May 10, 2005

eCollege.com

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

One N. Lasalle Street, Suite 1800, Chicago, Illinois 60602

(Address of principal executive offices)

Registrant's telephone number, including area code: (312) 706-1710

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 10, 2005, the Company issued a press release announcing its first quarter 2005 earnings. The information contained in the press release dated May 10, 2005 is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits. The following exhibits are furnished with this report.

Exhibit Number	Description
99.1	Press release dated May 10, 2005, " eCollege® Announces Record First Quarter Revenue of $23.8 Million."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005

eCollege.com
By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 10, 2005, " eCollege® Announces Record First Quarter Revenue of $23.8 Million."

Exhibit 99.1

For Immediate Release

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record First Quarter Revenue of $23.8 Million

Company Achieves First Quarter EPS of $0.03 and Adjusted EPS of $0.09

CHICAGO – May 10, 2005 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced it achieved record revenue of $23.8 million for the quarter ended March 31, 2005, up 21 percent from $19.6 million for the first quarter of 2004. eCollege’s first quarter results include revenue of $10.0 million from the Company’s eLearning Division and $13.8 million from the Company’s Enrollment Division, Datamark, Inc.

“We are pleased with the strong revenue growth of both divisions, and believe we will see revenue growth accelerate in the last half of the year as we successfully convert our eLearning pipeline into customers,” said Oakleigh Thorne, chairman and CEO of eCollege. “Despite higher than anticipated compliance related costs, our net income before taxes increased significantly, demonstrating the operating leverage in our business.”

Q1 2005 Results

Net income for the first quarter was $600 thousand ($0.03 per diluted share), compared to net income of $64 thousand ($0.00 per diluted share) for the first quarter of 2004.

In the first quarter of 2005, the Company recorded non-cash charges of $1.4 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition, and the accretion of the discount on its debt (interest expense).  After adding back these items, Adjusted Net Income was $2.0 million ($0.09 per diluted share) for the first quarter of 2005, compared to Adjusted Net Income of $1.7 million ($0.07 per diluted share) for the first quarter of 2004.  Differences between the Company’s net income for the first quarter and Adjusted Net Income are further explained in the financial table that accompanies the unaudited Condensed Statements of Operations included in this press release.

Free Cash Flow (Adjusted EBITDA less cash interest expense and capital expenditures) for the first quarter of 2005 was $1.8 million compared to Free Cash Flow of $1.9 million for the first quarter of 2004. Capital expenditures, including capitalized software development costs, increased $844 thousand for the first quarter of 2005 over the first quarter of 2004 and were in line with the Company’s plans. Cash interest expense decreased by $310 thousand as a result of previously announced debt prepayment. Differences between the Company’s net income for the first quarter and Free Cash Flow are further explained in the financial table that accompanies the unaudited Condensed Statements of Operations included in this press release.

On March 31, 2005, the Company’s total assets were $127.8 million, including $13.9 million of cash and cash equivalents, up from $8.2 million on December 31, 2004. On March 31, 2005, the Company had $19.3 million of long-term debt and no current debt, and stockholders’ equity totaled $85.9 million. The Company prepaid its senior term loan in full during the quarter. The Company had no borrowings under its $10.0 million revolving line of credit on March 31, 2005.

The following are operating highlights from eCollege’s first quarter:

•

For the 2005 spring academic term, which impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division is expected to be approximately 280,000, up 38 percent from approximately 203,000 adjusted distance student enrollments in the spring term of 2004.

•	Student fee revenue grew 19 percent during the quarter compared to the first quarter of 2004, and represented 88 percent of eLearning revenues for the first quarter 2005.
•

Enrollment Division revenue from all products and services increased 21 percent from the first quarter of 2004.  Enrollment marketing services other than direct mail increased 140 percent in the first quarter of 2005 versus the first quarter of 2004, and represented 38 percent of Datamark’s revenue. Direct mail revenues declined 7 percent from the prior year.

•

Operating expense increases were driven primarily by $900 thousand of additional costs for the Company’s assessment of internal control as required by the Sarbanes-Oxley Act of 2002 and related audit fees, as well as the annual audit of the Company’s financial statements.

•

eCollege signed a renewed, multi-year agreement with DeVry Inc. to continue powering all of DeVry University’s graduate and undergraduate online offerings, including programs and courses delivered completely online as well as online supplements for on-campus courses.

•

eCollege announced an agreement with ETS®, the world’s largest private, nonprofit educational testing and measurement organization, to deliver an online course evaluation solution that will help institutions more efficiently measure, manage and improve instructional quality. Florida Community College at Jacksonville, one of the largest and fastest growing community colleges in the country, is using the eCollege-ETS solution to deliver online course evaluations to all of its students.

•	eCollege promoted Tom Dearden to president and CEO, and Bob Haimes to COO, of Datamark.

Q2 2005 Financial Guidance

The Company is reiterating its full year guidance for 2005 as announced in its press release dated February 1, 2005, and is providing the following guidance for the second quarter of 2005:

•

Revenue of $24.1 million to $24.5 million, of which approximately 57 percent is expected to come from the Enrollment Division and approximately 43 percent is expected to come from the eLearning Division. The Company expects revenue growth for its eLearning Division of approximately 20 to 23 percent, and revenue growth for its Enrollment Division of approximately 11 to 13 percent.

•	Operating income of $1.9 million to $2.2 million.
•	Net income of $600 thousand to $800 thousand (EPS of $0.03 to $0.04 based on an estimated 22.3 million diluted shares), assuming an effective tax rate of 38.5 percent.
•

Adjusted Net Income of $1.5 million to $1.7 million (Adjusted EPS of $0.07 to $0.08), which reflects adjustments of approximately $900 thousand for non-cash expenses including stock-based compensation, amortization of intangibles and non-cash interest expense.

•

Free Cash Flow of $800 thousand to $1.1 million, reflecting cash interest expense of approximately $700 thousand and capital expenditures (including capitalized software development costs) of approximately $2.0 million.

Conference Call

eCollege will hold a conference call to discuss its 2005 first quarter financial results at 3:30 p.m. Central time (4:30 p.m. Eastern time) on May 10, 2005. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 6:30 p.m. Central time (7:30 p.m. Eastern time) on May 10, 2005 until 11 p.m. Central time (midnight Eastern time) on May 17, 2005. To listen to the replay, participants should dial 800-642-1687. The conference ID for the replay is 5671589.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of these forward-looking statements would include statements about expected future revenue, expenses, operating income, net income, Adjusted Net Income, non-cash charges, EBITDA, Adjusted EBITDA, cash and cash equivalents, Free Cash Flow, profitability, customer enrollments, expected benefits to the Company and its customers from new products and services and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the early stage of and rapid changes in the market for our products and services; our eLearning customers’ ability to continue to build, grow and market their online programs; the difficulty in predicting changes in the mix of marketing products and services employed by customers of our Enrollment Division; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health and our ability to obtain financing and react to changes in our business; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the possibility that we may not be able to raise additional capital on acceptable terms; Datamark’s ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; and such other factors as are discussed in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a registered trademark of eCollege. ETS is a registered trademark of Educational Testing Service.

# # #

eCollege Condensed Balance Sheets Unaudited (in thousands)

	March 31, 2005	December 31, 2004

Current Assets:
Cash and Cash Equivalents	$13,940	$ 8,223
Accounts Receivable and Other Current Assets	17,510	15,538
Total Current Assets	31,450	23,761

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	9,390	8,752
Identified Intangible Assets (Net)	9,986	10,359
Deferred Tax Asset	21,832	19,846
Goodwill	55,097	55,097
Total Assets	$127,755	$117,815

Current Liabilities:
Accounts Payable and Accrued Liabilities	$16,217	$14,340
Deferred Revenue and Customer Advances	5,607	3,790
Current Portion of Capital Lease Obligation	139	136
Current Portion of Long-Term Debt	--	1,000
Total Current Liabilities	21,963	19,266

Deferred Revenue	67	67
Other Liabilities and Capital Lease Obligation	484	543
Long-Term Debt	17,431	18,196
Seller Notes Payable ($2 million face value)	1,895	1,827
Total Liabilities	41,840	39,899

Common Stock and Additional Paid In Capital, less Treasury Stock	137,064	127,798
Warrants, Options and Deferred Compensation (Net)	6,730	8,597
Accumulated Deficit	(57,879)	(58,479)
Total Shareholders’ Equity	85,915	77,916

Total Liabilities and Shareholders’ Equity	$127,755	$117,815

eCollege

Condensed Statements of Operations

Unaudited

(in thousands, except per share data)

For the Three Months Ended March 31,

Revenue:	2005		2004

eLearning	$10,005		$8,207
Enrollment Marketing	13,794		11,399
Total Revenue	23,799		19,606

Cost of Revenue	11,856		10,019
Gross Profit	11,943		9,587

Research and Development	1,766		1,760
Sales and Marketing	2,499		2,704
General and Administrative	5,308		3,368
Amortization of Intangible Assets	373		373
Total Operating Costs and Expenses	9,946		8,205

Income from Operations	1,997		1,382
Interest and Other Income (Expense)	(972)		(1,278)
Income (Loss) before Income Taxes	1,025		104
Income Taxes	425		40
Net Income	$600		$64

Basic Net Income per Share	$0.03		$0.00

Diluted Net Income per Share	$0.03		$0.00

Shares Used in Computing Basic Net Income per Share	21,344		20,116
Shares Used in Computing Diluted Net Income per Share	22,214		22,571

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Free Cash Flow to Net Income(1):
		(2)Per Share		(2)Per Share

Net Income	$600	$0.03	$64	$0.00
Adjustments for Non-Cash Charges:
Stock-based Compensation Expense	864		1,050
Amortization of Identified Intangibles	373		373
Non-cash Interest Expense	169		197
Adjusted Net Income (1)	2,006	$0.09	1,684	$0.07
Depreciation	672		567
Amortization of Capitalized Software	142		314
Cash Interest (Income)/Expense, Net	812		1,046
Taxes on Income	425		40
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (1)	$4,057		$3,651
Capital Expenditures	982		679
Capitalized Software	541		0
Cash Interest	734		1,047
Free Cash Flow (1)	$1,800		$1,925

(1)        Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in Q4 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles. Because Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are used by some investors, analysts and other users of the Company's financial information as performance measures, they are reconciled herein to net income.

(2)	Per share data presented is based on each period’s respective weighted average dilutive shares outstanding.

eCollege Condensed Statement of Cash Flow Unaudited (in thousands)
	For the Three Months
	Ended March 31,
	2005	2004

Cash Flows from Operating Activities:
Net Income	$600	$64

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities-
Depreciation	672	567
Amortization of Capitalized Software	142	314
Amortization of Intangible Assets	373	373
Stock-Based Compensation	864	1,050
Other (Net)	779	245
Change in-
Accounts Receivable	(1,016)	(414)
Accounts Payable and Accrued Liabilities	1,877	149
Deferred Revenue	1,817	3,018
Other Changes in Assets and Liabilities (Net)	(778)	(467)
Net Cash Provided by Operating Activities	5,330	4,899

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(982)	(550)
Capitalized Software Development Costs	(541)	--
Datamark Acquisition Costs	--	(91)
Other (Net)	--	(505)
Net Cash Used in Investing Activities	(1,523)	(1,146)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	3,860	115
Stock Issuance Costs	--	(10)
Payments on Leasing Arrangements	(33)	(30)
Proceeds and Payments from (on) Term Loan (Net)	(1,917)	(250)
Proceeds and Payments from (on) Line of Credit (Net)	--	323
Net Cash Provided by Financing Activities	1,910	148

Net Increase in Cash and Cash Equivalents	5,717	3,901
Cash and Cash Equivalents, Beginning of Period	8,223	15,974
Cash and Cash Equivalents, End of Period	$13,940	$19,875